Exhibit 99.1
PRESS RELEASE

For Immediate Release
Contact: Raymond M. Soto (203) 853-0700

BOLT TECHNOLOGY APPOINTS EXECUTIVE VICE PRESIDENT

NORWALK, CT., March 17, 2010 – Bolt Technology Corporation (NASDAQ: BOLT) announced today that, effective immediately, its Board of Directors has appointed Michael C. Hedger to the newly created position of  Executive Vice President.

In this capacity, Hedger will have responsibility for the day-to-day management of Bolt’s business operations across all three business segments.  He will also continue as President of Bolt’s wholly-owned subsidiary, A-G Geophysical Products, Inc. (“A-G”).

Raymond M. Soto, Chairman, President and CEO, commented, “I am pleased to have such a capable and experienced individual as Michael assume additional operating responsibilities for our business segments. His significant industry experience, technical knowledge and leadership skills gives me confidence in his ability to help manage and grow all aspects of our businesses.”

Hedger, a graduate of Louisiana State University, joined A-G in 1991 and was named President in 2002.  He has been a director of Bolt since 2007.

Bolt Technology Corporation is a leading worldwide developer and manufacturer of   marine seismic acquisition equipment used for offshore exploration for oil and gas. The Company operates in three segments: “Seismic Energy Sources,” “Underwater Cables and Connectors” and “Seismic Energy Source Controllers.”

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